UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2015, Sparton Corporation, an Ohio corporation (the “Company”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014 (the “Credit Agreement”), among the Company and the Sparton Subsidiaries, BMO Harris Bank N.A., US Bank National Association, Bank of America, N.A., Suntrust Bank and Fifth Third Bank, Associated Bank, N.A., Keybank National Association, Wintrust Bank, and the financial institutions from time to time party thereto (the “Lenders”) and BMO Harris Bank, N.A., as agent for the Lenders (in such capacity, the “Administrative Agent”). The “Sparton Subsidiaries” include the following wholly-owned subsidiaries of the Company, Spartronics, Inc., Sparton Technology, Inc., Sparton DeLeon Springs, LLC, Sparton Medical Systems, Inc., Sparton Medical Systems Colorado, LLC, Sparton BP Medical Denver, LLC, Sparton Onyx Holdings, LLC, Sparton Onyx, LLC, Resonant Power Technology, Inc., Sparton Aubrey Group, Inc., Sparton Brooksville, LLC, Sparton Aydin, LLC, Sparton Beckwood, LLC, Beckwood Services, Inc., Sparton eMT, LLC, Sparton Irvine, LLC, Sparton IED, LLC, Sparton Design Services, LLC, and Real Time Enterprises, Inc.

The Amendment augments the Company’s existing Credit Agreement by increasing the revolving line-of-credit facility by $75,000,000 to $275,000,000, and adding a $50,000,000 multicurrency sublimit to support the Company’s future acquisitions, working capital needs and other general corporate purposes. The Amendment also amends the Credit Agreement to allow certain add backs to EBITDA, to permit the payment of certain earn out obligations, and to expand the definition of permitted acquisitions. The Amendment resets the Credit Agreement’s accordion feature, allowing the Company to request an increase of the facility in an amount of up to $100 million. The facility is secured by substantially all assets of both the Company and of all of the Sparton Subsidiaries and expires on September 11, 2019.

Other than its treasury relationship with the Administrative Agent in connection with the Credit Agreement, and that an affiliate of Suntrust Bank acts as the administrator of the Company’s 401(k) plan, the Company and its affiliates have no other material relationships with the Administrative Agent or any of the other Lenders.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement entered into between the Lenders, the Company and the Sparton Subsidiaries dated April 13, 2015

Exhibit 99.1	Press Release dated April 14, 2015 issued by Sparton Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: April 15, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement entered into between the Lenders, the Company and the Sparton Subsidiaries dated April 13, 2015

Exhibit 99.1	Press Release dated April 14, 2015 issued by Sparton Corporation